Exhibit 10.3

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (this “Agreement”) is made by and between James R. Johnson (“Employee”) and BakBone Software Incorporated (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

RECITALS

WHEREAS, Employee was employed by the Company as Chief Executive Officer;

WHEREAS, Employee signed a Confidential Information, and Invention Assignment Agreement with the Company on November 3, 2004 (the “Confidentiality Agreement”);

WHEREAS, the Company and Employee entered into an employment agreement dated October 28, 2004 (the “Employment Agreement”);

WHEREAS, the Company and Employee have entered into Stock Option Agreements, dated November 1, 2004 and March 2, 2010 (the “Stock Options”), granting Employee the option to purchase shares of the Company’s common stock subject to the terms and conditions of the Company’s 2003 Equity Incentive Plan and the Stock Option Agreements (collectively the “Stock Agreements”);

WHEREAS, effective as of April 6, 2010, (the “Termination Date” or “Effective Date”) the Company terminated Employee’s employment, and, at Company’s request, Employee resigned as a member of the Company’s board of directors, and the Parties agree that such termination constitutes a “separation from service” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, and applicable guidance issued thereunder (“Section 409A”); and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Employee may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Employee’s employment with or separation from the Company.

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Employee hereby agree as follows:

COVENANTS

1. Consideration.

a. Payment. In accordance with Section 11(a) of the Employment Agreement, the Company shall pay Employee a total of Three Hundred Thousand Dollars ($300,000), at the rate of Twelve Thousand Five Hundred Dollars ($12,500) per bi-monthly pay period, less applicable withholdings, for twelve (12) months following the Termination Date, in accordance with the Company’s regular payroll practices (the “Payment Period”) but subject to Section 19 below.

b. COBRA. In accordance with Section 11(a) of the Employment Agreement, and provided that Employee is eligible to continue coverage under the Company’s group health plans under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company shall reimburse Employee for the payments Employee makes for such COBRA coverage at the level in effect at the time of the Termination Date, beginning as of May 1, 2010 and continuing until April 30, 2011, or until the expiration of the COBRA continuation period, whichever occurs first, provided Employee timely elects and pays for COBRA coverage. COBRA reimbursements shall be made by the Company to Employee consistent with the Company’s normal expense reimbursement policy, provided that Employee submits documentation to the Company substantiating his payments for COBRA coverage.

2. Resignation from All Positions. The Employee confirms that he has resigned, effective April 6, 2010, from all positions, if any, that he held with the Company or any of its subsidiaries, and without further compensation, Employee agrees to sign any documents reasonably requested by the Company to accomplish such purpose.

3. Options. The Parties agree that, after giving effect to the acceleration of vesting provisions in the Stock Agreements and the Employment Agreement, Employee will have vested unexercised options to purchase 1,300,000 shares of common stock with an exercise price of CDN$1.24 per share and 360,938 shares of common stock with an exercise price of USD$0.35 per share and no more. Any Stock Options that remained unvested as of the Termination Date will be permanently forfeited as of such date, and Employee agrees and acknowledges that Employee will have no further rights or interests in the shares underlying the unvested, forfeited Stock Options. The exercise of Employee’s vested options shall continue to be governed by the terms and conditions of the Stock Agreements, including without limitation the ninety (90) day post-termination exercise period which expires on July 5, 2010.

4. Benefits. Employee’s health insurance benefits shall cease on the last day of April 2010, subject to Employee’s right to continue his health insurance under COBRA. Employee’s participation in all benefits and incidents of employment, including, but not limited to, vesting in stock options, and the accrual of bonuses, vacation, and paid time off, ceased as of the Termination Date.

5. Payment of Salary and Receipt of All Benefits. Employee acknowledges and represents that, other than the consideration set forth in this Agreement, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Employee.

6. Release of Claims.

a. Employee Releases. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Company Releasees”). Employee, on his own behalf and on behalf of his heirs, family members, executors, agents, and assigns, hereby and forever releases the Company Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Company Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement, including, without limitation:

(i) any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;

(ii) any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

(iii) any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

(iv) any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act, except as prohibited by law; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act, except as prohibited by law; the Sarbanes-Oxley Act of 2002; the California Family Rights Act; the California Labor Code, except as prohibited by law; the California Workers’ Compensation Act, except as prohibited by law; and the California Fair Employment and Housing Act;

(v) any and all claims for violation of the federal or any state constitution;

(vi) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

(vii) any and all claims for attorneys’ fees and costs.

Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. This release does not release claims that cannot be released as a matter of law, including, but not limited to: (1) Employee’s right to file a charge with or participate in a charge by the Equal Employment Opportunity Commission, or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, against the Company (with the understanding that any such filing or participation does not give Employee the right to recover any monetary damages against the Company; Employee’s release of claims herein bars Employee from recovering such monetary relief from the Company); (2) rights for indemnification under the federal and state laws including, but not limited to claims arising under Division 3, Article 2 of the California Labor Code (which includes California Labor Code section 2802 regarding indemnity for necessary expenditures or losses by employee) or under any contract or agreement with the Company that provides for indemnification or under the Company’s by-laws or under any insurance policies of the Company; and (3) claims prohibited from release as set forth in California Labor Code section 206.5 (specifically “any claim or right on account of wages due, or to become due, or made as an advance on wages to be earned, unless payment of such wages has been made”). Employee represents that he/she has made no assignment or transfer of any right, claim, complaint, charge, duty, obligation, demand, cause of action, or other matter waived or released by this Section.

b. Company Releases. Company agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Company by the Employee and his current and former agents, attorneys, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions, and subsidiaries (collectively, the “Employee Releasees”). Company, on its own behalf and on behalf of its agents and assigns, hereby and forever releases the Employee Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Company may possess against any of the Employee Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement, including, without limitation:

(i) any and all claims relating to or arising from Company’s employment relationship with the Employee and the termination of that relationship;

(ii) any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

(iii) any and all claims for breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

(iv) any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay

Act; the Fair Labor Standards Act, except as prohibited by law; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Company Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act, except as prohibited by law; the Sarbanes-Oxley Act of 2002; the California Family Rights Act; the California Labor Code, except as prohibited by law; the California Workers’ Compensation Act, except as prohibited by law; and the California Fair Employment and Housing Act;

(v) any and all claims for violation of the federal or any state constitution;

(vi) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

(vii) any and all claims for attorneys’ fees and costs.

Company agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. Company represents that it has made no assignment or transfer of any right, claim, complaint, charge, duty, obligation, demand, cause of action, or other matter waived or released by this Section.

7. Notwithstanding the foregoing, nothing contained in section 6(b) shall release any claim, complaint, charge, duty, obligation, demand, or cause of action (collectively, “Claim”) which Company has, or may have, against Employee Releasees, which such Claim arises out of any intentional or criminal act of Employee and where the material facts underlying such Claim are not known to Company as of May 14, 2010. Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Employee agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by this writing that: (a) he should consult with an attorney prior to executing this Agreement; (b) he has twenty-one (21) days within which to consider this Agreement; (c) he has seven (7) days following his execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Employee signs this Agreement and returns it to the Company in less than the 21-day period identified above, Employee hereby acknowledges that he has freely and voluntarily chosen to waive the time period allotted for considering this Agreement. Employee acknowledges and understands that revocation must be accomplished by a written notification to the Company’s principal address, directed to the attention of the Company’s General Counsel, that is received prior to the Effective Date.

8. California Civil Code Section 1542. Each party acknowledges that he and/or it has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Each Party, being aware of said code section, agrees to expressly waive any rights he and/or it may have thereunder, as well as under any other statute or common law principles of similar effect.

9. No Pending or Future Lawsuits. Each Party represents that he and/or it has no lawsuits, claims, or actions pending in his or its name, or on behalf of any other person or entity, against the other Party or any of the other Employee Releasees or Company Releasees. Each Party also represents that he and/or it does not intend to bring any claims on his or its own behalf or on behalf of any other person or entity against the other Party or any of the other Employee Releasees or Company Releasees. Employee represents that, to the best of his knowledge, in the course of performing his duties to the Company during his employment, he has at all times complied in all material respects with all Company policies and applicable laws.

10. Application for Employment. Employee understands and agrees that, as a condition of this Agreement, Employee shall not be entitled to any employment with the Company, and Employee hereby waives any right, or alleged right, of employment or re-employment with the Company. Employee further agrees not to apply for employment with the Company.

11. Trade Secrets and Confidential Information/Company Property. Employee reaffirms and agrees to observe and abide by the terms of the Confidentiality Agreement, specifically including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information. Employee’s signature below constitutes his certification that, to the best of his knowledge, he has returned all documents and other items provided to Employee by the Company, developed or obtained by Employee in connection with his employment with the Company, or otherwise belonging to the Company. Notwithstanding the foregoing, Company hereby transfers ownership to Employee of his company computer and Blackberry and agrees that Employee may maintain possession of those two items.

12. No Cooperation. Employee and Company each agree that he and it will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Company Releasees (in the case of Employee) and any of the Employee Releases (in the case of Company), unless under a subpoena or other court order to do so or as related directly to the ADEA waiver in this Agreement. Each Party agrees both to immediately notify the other Party upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Company Releasees (in the case of Employee) and any of the Employee Releases (in the case of Company), each Party shall state no more than that he cannot provide counsel or assistance.

13. Nondisparagement. Employee, on the one hand, and Company, on the other hand, each agrees to refrain from any disparagement, criticism, defamation, or slander of any of the Company Releasees (in the case of Employee) and any of the Employee Releases (in the case of Company). The foregoing restrictions will not apply to any statements that are made truthfully in response to a subpoena or other compulsory legal process. Employee shall direct any inquiries by potential future employers to the Company’s human resources department, which shall provide only the Employee’s last position and dates of employment.

14. No Setoff. Company may not withhold any of the Severance Payments as an offset against any alleged damages incurred by Company as a result of any alleged breach of this Agreement by Employee.

15. No Admission of Liability. Employee and Company understand and acknowledge that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims. No action taken by any Party, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission of any fault or liability whatsoever to any Party or to any third party.

16. Future Assistance. Throughout the Payment Period, Employee agrees to (i) respond to reasonable requests from the Company and its counsel for information needed to prepare such operational, financial and other reports, filings and documents that relate to the time period during which Employee was employed with the Company (ii) otherwise cooperate as reasonably requested by the Company in connection with customers or Company business. For purposes of clarity, any assistance provided by the Employee pursuant to the preceding sentence will be on a voluntary basis for no consideration and in no way shall be construed as providing assistance as an employee, consultant, independent contractor or other advisor or service provider to the Company.

17. Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.

18. ARBITRATION. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT EXCLUSIVELY TO CONFIDENTIAL BINDING ARBITRATION IN SAN DIEGO COUNTY, BEFORE JUDICIAL ARBITRATION & MEDIATION SERVICES (“JAMS”), PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”) IN EFFECT AT THE TIME OF THE COMMENCEMENT OF THE ARBITRATION. THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN

ACCORDANCE WITH CALIFORNIA LAW, INCLUDING THE CALIFORNIA CODE OF CIVIL PROCEDURE, AND THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL CALIFORNIA LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS OF ANY JURISDICTION. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH CALIFORNIA LAW, CALIFORNIA LAW SHALL TAKE PRECEDENCE. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. COMPANY SHALL PAY THE COSTS AND EXPENSES OF SUCH ARBITRATION, EXCEPT THAT, AS AN INITIAL MATTER, EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS PARAGRAPH CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN. NOTWITHSTANDING THE FOREGOING, THE COMPANY SHALL HAVE THE RIGHT TO MAKE SUCH DISCLOSURES AND FILINGS AS REQUIRED BY APPLICABLE SECURITIES LAWS.

19. Section 409A. The Parties agree that the severance payments payable pursuant to Section 1 of this Agreement are exempt from Section 409A pursuant to Treasury Regulation Section 1.409A-1(b)(i)(iii) and (v). This provision is intended to comply with the requirements of Section 409A so that none of the severance payments and benefits to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply. The Company and Employee agree to work together in good faith to consider amendments to this Agreement and to take such reasonable actions which are necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition prior to actual payment to Employee under Section 409A.

20. Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Employee or made on his behalf under the terms of this Agreement. Employee agrees and understands that he is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. Employee further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) Employee’s failure to pay or delayed payment of federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs.

21. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

22. No Company Representations. Employee represents that he has had an opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

23. Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

24. Attorneys’ Fees. In the event of any dispute and/or arbitration between the parties arising out, pertaining to or referencing any of the terms of this agreement, their interpretation, and/or any of the matters herein released, Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, in the event that either party brings an action to enforce or effect its rights under this agreement, the non-prevailing party shall pay to the prevailing party his or its reasonable attorneys fees, costs and expenses incurred in connection with such dispute.

25. Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Employee’s relationship with the Company, with the exception of the Confidentiality Agreement and the Stock Agreements. The language of this agreement shall be construed as to its fair meaning and not strictly for or against either party.

26. No Oral Modification. This Agreement may only be amended in a writing signed by Employee and a duly authorized officer or agent of the Company.

27. Governing Law. This Agreement shall be governed by the laws of the State of California, without regard for choice-of-law provisions. The Parties consent to personal and exclusive jurisdiction and venue in the State of California.

28. Effective Date. Employee understands that this Agreement shall be null and void if not executed by him within twenty-one (21) days. Each Party has seven (7) days after that Party signs this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after Employee signed this Agreement, so long as it has been signed by the Parties and has not been revoked by either Party before that date (the “Effective Date”).

29. Counterparts. This Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

30. Voluntary Execution of Agreement. Employee understands and agrees that he executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of his claims against the Company and any of the other Releasees. Employee acknowledges that:

a. he has read this Agreement;

b. he has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of his own choice;

c. he understands the terms and consequences of this Agreement and of the releases it contains; and

d. he is fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

JAMES R. JOHNSON, an individual

Dated as of:	May 19, 2010	/s/ James Johnson
James R. Johnson

BAKBONE SOFTWARE INCORPORATED

Dated as of:	May 19, 2010	By:	/s/ Steve Martin

		Name:	Steve Martin

Title: